QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

UPDATE—MERGER PROPOSAL

Dear DG FastChannel Stockholder:

        On August 21, 2008, a definitive joint proxy statement/prospectus was mailed to stockholders of DG FastChannel, Inc. to obtain approval for certain matters related to the merger agreement that provides for the merger of DG Acquisition Corp. VI., a wholly owned subsidiary of DG FastChannel, with and into Enliven. A material change has been made to the proxy statement based upon the decision by both DG FastChannel's board of directors and Enliven's board of directors to amend the merger agreement. The purpose of this letter is to give you some background and details about the "new" deal.

        On September 4, 2008, the parties amended the terms of the merger agreement to (i) decrease the exchange ratio in connection with the merger from 0.051 to 0.033 shares of DG FastChannel common stock for each share of Enliven common stock outstanding at the time of the completion of the merger; (ii) decrease the number of Enliven directors that will be elected to the DG FastChannel board of directors upon completion of merger from two to one; and (iii) increase the amount of expenses that DG FastChannel may be required to reimburse Enliven in the event that the merger does not occur from up to $300,000 to up to $1,500,000. We entered into the amendment to the merger agreement in response to concerns raised by some of our stockholders and to improve the economics for DG FastChannel and its stockholders.

        In addition, the DG FastChannel board of directors has agreed to not hold a special meeting of stockholders to approve the issuance of DG FastChannel common stock in connection with the merger. This decision was based on the revised number of approximately 2.9 million shares to be issued to the Enliven stockholders, which represents fewer shares than the minimum threshold requiring a stockholder vote as set forth in the Nasdaq rules. As a result, the amendment to the merger agreement no longer requires a vote of the DG FastChannel stockholders to approve the issuance of DG FastChannel common stock. A copy of the amendment to the merger agreement is attached as Annex A to this letter.

        Based on the number of shares of common stock of Enliven outstanding on September 4, 2008 (the last trading day prior to the public announcement of the revised terms of the merger), immediately after completion of the merger, (i) Enliven stockholders will own approximately 14% of the common stock of DG FastChannel and (ii) the holders of DG FastChannel common stock immediately prior to the merger will own approximately 86% of the common stock of DG FastChannel.

        The DG FastChannel board of directors and senior management team are sensitive to concerns and feedback from our stockholders. Accordingly, please contact me if you wish to discuss the Enliven transaction.

Sincerely,

Scott K. Ginsburg
 Chairman of the Board and Chief Executive Officer
DG FastChannel, Inc.

Annex A—Amendment No. 1 to Agreement and Plan of Merger, dated September 4, 2008

ANNEX A

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Merger (the "Agreement"), dated as of May 7, 2008, by and among DG FastChannel, Inc., a Delaware corporation ("Parent"), DG Acquisition Corp. VI., a Delaware corporation ("Merger Sub"), and Enliven Marketing Technologies Corporation, a Delaware corporation (the "Company"), is entered into effective as of September 4, 2008. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

        WHEREAS, Section 7.3 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein; and

        WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided in this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

        1.    Amendment to the Recitals.    The third "WHEREAS" clause is hereby amended and restated in its entirety to read as follows:

          "WHEREAS, as a condition, and an inducement, to the Company's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, the Parent Principal Stockholders have executed and delivered to the Company that certain Stockholder Voting Agreement entered into as of May 7, 2008;"

        2.    Amendment to Section 2.1.1.    Section 2.1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Each share of common stock, par value $0.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1.2), including the associated rights of the Company (the "Company Rights") pursuant to that certain Amended and Restated Preferred Shares Rights Agreement, dated as of June 24, 1999, between the Company and BankBoston, N.A., as Rights Agent, as amended to date (the "Company Rights Agreement"), shall be converted, subject to Section 2.2.5, into the right to receive 0.033 of a share of common stock, par value $0.001 per share ("Parent Common Stock"), of Parent (the "Exchange Ratio"). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional share of Parent Common Stock shall be issued, and in lieu thereof, a cash payment shall be made pursuant to Section 2.2.5 hereof."

        3.    Amendment to Section 3.9.1.    Section 3.9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Proxy Statement and any Other Filings, and any amendments or supplements thereto, at (A) the time the Registration Statement is declared effective, (B) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (C) if applicable, the time the Proxy Statement (or any amendment thereof or supplement thereto)

  is first mailed to stockholders of Parent, (D) the time of the Company Stockholders' Meeting, and (E) the Effective Time, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Laws."

        4.    Amendment to Section 3.9.2.    Section 3.9.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Proxy Statement and any Other Filings, and any amendments or supplements thereto, do not, and will not, at (A) the time the Registration Statement is declared effective, (B) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (C) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (D) the time of the Company Stockholders' Meeting, and (E) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9.2 will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to the Company by Parent or Merger Sub specifically for use therein."

        5.    Amendment to Section 4.3.1.    Section 4.3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the issuance of Parent Common Stock pursuant to this Agreement in connection with the Merger, have been duly and validly authorized by the board of directors of Parent (the "Parent Board"), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the issuance of Parent Common Stock pursuant to this Agreement in connection with the Merger. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (B) is subject to general principles of equity, whether considered in a proceeding at Law or in equity."

        6.    Amendment to Section 4.3.3.    Section 4.3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Intentionally Omitted."

        7.    Amendment to Section 4.4.    Section 4.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "None of the execution, delivery or performance of this Agreement by each of Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or Parent's or Merger Sub's compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the Parent Certificate or Parent Bylaws or any equivalent organizational or governing documents of any Parent Subsidiary; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.5 have been obtained and all filings and notifications described in Section 4.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or any of their respective properties or assets or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien upon any of the respective properties or assets of Parent or any Parent Subsidiary pursuant to, any contract, Parent Permit or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected."

        8.    Amendment to Section 4.5.    Section 4.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Except as set forth in Section 4.5 of the Parent Disclosure Schedule, none of the execution, delivery or performance of this Agreement by each of Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or Parent's or Merger Sub's compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity or any other person, other than (A) the filing and recordation of the Certificate of Merger as required by the DGCL, (B) filings required under, and compliance with any applicable requirements of, the HSR Act and other applicable foreign or supranational antitrust and competition laws set forth in Section 3.5 of the Company Disclosure Schedule, (C) compliance with the applicable requirements of the Exchange Act, (D) compliance with the applicable requirements of the Securities Act, (E) compliance with any applicable foreign or state securities or Blue Sky Laws, (F) filings with the SEC as may be required by Parent in connection with this Agreement and the transactions contemplated hereby, (G) such filings as may be required under the rules and regulations of NASDAQ, and (H) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity or any other person, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect."

        9.    Amendment to Section 4.9.1.    Section 4.9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Proxy Statement and any Other Filings, and any amendments or supplements thereto, at (A) the time the Registration Statement is declared effective, (B) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (C) if applicable, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (D) the time of the Company Stockholders' Meeting, and (E) the Effective Time, will comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable Laws."

        10.    Amendment to Section 4.9.2.    Section 4.9.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Proxy Statement and any Other Filings, and any amendments or supplements thereto, do not, and will not, at (A) the time the Registration Statement is declared effective, (B) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (C) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (D) the time of the Company Stockholders' Meeting, and (E) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9.2 will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to Parent by the Company specifically for use therein."

        11.    Amendment to Section 5.4.1.    Section 5.4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the Company Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement") and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. Each of Parent and the Company will use its reasonable best efforts to respond to any comments made by the SEC with respect to the Proxy Statement and any Other Filings, and to cause the Registration Statement to become effective as promptly as practicable. Prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Common Stock pursuant to this Agreement in connection with the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and any Other Filings. As promptly as practicable after the Registration Statement shall have become effective, each of the Company and Parent shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include, subject to Section 5.7.3 hereof, the Company Recommendation."

        12.    Amendment to Section 5.4.2.    Section 5.4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Subject to Section 5.7.3 hereof, no amendment or supplement (other than pursuant to Rule 425 of the Securities Act with respect to releases made in compliance with Section 5.11 of this Agreement) to the Proxy Statement, the Registration Statement or any Other Filings will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement, the Registration Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information. Parent and the Company further agree to amend and supplement the Proxy Statement, the Registration Statement or any Other Filings, as applicable, as expeditiously as is reasonably practicable to reflect the provisions of any amendment to this Agreement. Parent and the Company agree that any such amendment and supplement will include, subject to Section 5.7.3 hereof, the Company Recommendation. As promptly as practicable after such amendment and supplement shall have become effective, the Company shall mail or cause to be mailed the Proxy Statement to its stockholders, and the parties hereto shall use their reasonable best efforts to retain the previously announced date of the Company Stockholders' Meeting."

        13.    Amendment to Section 5.5.1.    Section 5.5.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of voting upon the adoption of this Agreement and approval of the Merger and, in connection therewith, the Company shall use its reasonable best efforts to (A) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger and (B) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law or by the rules of NASDAQ to obtain such approval. At the Company Stockholders' Meeting, Parent and its affiliates will vote all shares of Company Common Stock owned by them in favor of adoption of this Agreement and approval of the Merger unless there shall have occurred (i) a Company Adverse Recommendation Change, (ii) any withdrawal or modification of the Company Recommendation, or (iii) the entry by the Company into any Company Acquisition Agreement. The Company shall not be required to hold the Company Stockholders' Meeting or take any of the other actions required by this Section 5.5.1 if this Agreement is terminated before that meeting is held."

        14.    Amendment to Section 5.5.2.    Section 5.5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Intentionally Omitted."

        15.    Amendment to Section 5.5.3.    Section 5.5.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Intentionally Omitted."

        16.    Amendment to Section 5.9.    Section 5.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Parent Board shall take all necessary action to cause the full Parent Board at the Effective Time to consist of no more than eight (8) directors and to include one (1) person (to be mutually agreed upon by the Company and Parent prior to the Effective Time) who is currently a director of the Company, such individuals to serve in the class of directors the term of which will expire at the annual meeting of the stockholders of Parent in 2010. In the event that this individual ceases to be a director of the Company prior to the Effective Time or otherwise is unable or unwilling to serve on the Parent Board immediately following the Effective Time, the Company shall recommend a replacement member, subject to the reasonable approval of Parent."

        17.    Amendment to Section 6.1.2.    Section 6.1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "The Company Stockholder Approval shall have been obtained."

        18.    Amendment to Section 7.1.    The introductory paragraph of Section 7.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after receipt of the Company Stockholder Approval:"

        19.    Amendment to Section 7.1.4.    Section 7.1.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "By either the Company or Parent if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that (i) if this Agreement is then terminable pursuant to Section 7.1.5 by Parent, the Company shall not have a right to terminate this Agreement under this Section 7.1.4, and (ii) if failure to obtain the Company Stockholder Approval shall be caused solely by Parent's breach of Section 5.5.1, Parent shall have no right to terminate this Agreement under this Section 7.1.4."

        20.    Amendment to Section 7.1.9.    Section 7.1.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Intentionally Omitted."

        21.    Amendment to Section 7.2.1.    Section 7.2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Subsidiaries, officers or directors except (x) with respect to Section 5.6, Section 5.11, this Section 7.2, Section 7.5 and Article 8 and (y) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement."

        22.    Amendment to Section 7.2.2.    Section 7.2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Parent and the Company agree that if this Agreement is terminated pursuant to Section 7.1.4 or Section 7.1.7, then the Company shall pay Parent an amount equal to the sum of Parent's Expenses up to an amount equal to $300,000."

        23.    Amendment to Section 7.2.3.    Section 7.2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Parent and the Company agree that if this Agreement is terminated pursuant to Section 7.1.8, then Parent shall pay to the Company an amount equal to the sum of the Company's Expenses up to an amount equal to $1,500,000; provided, however, no payment shall be made under this Section 7.2.3 if the payment required under Section 7.5 has previously been made."

        24.    Amendment to Section 7.2.5.    Section 7.2.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "In the event that this Agreement is terminated pursuant to (A) Section 7.1.5 or Section 7.1.6, then the Company shall pay to Parent immediately prior to such termination, in the case of a termination by the Company, or within two (2) business days thereafter, in the case of a termination by Parent, a termination fee of $1,538,964, and (B) in the event that this Agreement is terminated pursuant to Section 7.1.4, and an Acquisition Proposal has been publicly announced and not expressly and publicly withdrawn prior to the Company Stockholders' Meeting, and within 12 months following the termination of this Agreement (1) an acquisition of the Company is consummated or (2) the Company enters into an agreement providing for an acquisition of the Company, then the Company shall pay Parent a termination fee of $1,538,964, no later than two (2) business days after the earlier of the (A) consummation of such acquisition of the Company or (B) entering into such agreement providing for acquisition of the Company. Notwithstanding anything herein to the contrary, in the event that (i) this Agreement has been terminated by Parent pursuant to Section 7.1.4 and (ii) the Company has made a payment to Parent pursuant to Section 7.2.2, the amount payable by the Company to Parent under this Section 7.2.5 shall be reduced by any such amount paid by the Company to Parent pursuant to Section 7.2.2."

        25.    Amendment to Section 7.5.    Section 7.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Subject to Section 7.2.1, Section 7.2.2 and Section 7.2.3 hereof, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same, whether or not the Merger is consummated; provided, however, that if the Effective Time does not occur on or prior to October 6, 2008 (or, if the Company Stockholders' Meeting has not occurred on or prior to the October 6, 2008 deadline due solely to the fact that the SEC did not declare effective the post-effective amendment to the Registration Statement relating to Amendment No. 1 to this Agreement within five (5) business days following the filing of such post-effective amendment, then such October 6, 2008 deadline shall be extended until the earlier of (x) the Outside Date and (y) the second (2nd) business day following the date of the Company Stockholders' Meeting; provided that the extension of the October 6, 2008 date provided for in this parenthetical clause shall terminate at such time as Parent fails to act diligently and in good faith in connection with the filing and clearance of the post-effective amendment with the SEC (October 6, 2008 or such later deadline date being referred to herein as the "Deadline")), Parent shall pay to the Company, within two (2) business days following the Deadline, an amount equal to the sum of the Company's Expenses up to an amount equal to $1,500,000 by wire transfer of immediately available funds to an account designated by the Company; provided further, however, that (i) in the event that any of the conditions set forth in Section 6.1.2, Section 6.2.1, Section 6.2.2, Section 6.2.3, Section 6.2.4 or Section 6.3.3 shall not have been satisfied or waived as of the Deadline, Parent shall not become obligated to reimburse the Company's Expenses until the second (2nd) business day following the date that all such conditions shall have been satisfied or waived but the Effective Time shall not have occurred, and (ii) Parent's obligation to reimburse the Company's Expenses shall terminate in the event that this Agreement shall have been terminated pursuant to Section 7.1.4 or Section 7.1.7."

        26.    Amendment to Section 8.3.    Section 8.3 of the Agreement is hereby amended by amending the following definitions:

          (a)   The definition of "Company Material Adverse Effect" is hereby amended and restated in its entirety to read as follows:

          " "Company Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") or series of related Effects that (i) is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company taken as a whole with its Subsidiaries or (ii) would materially impede the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and applicable Law; provided, however, that for purposes of clause (i) above, in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect on the Company: (A) any Effect resulting from compliance with the terms and conditions of this Agreement, (B) any Effect resulting from the announcement or pendency of the Merger, (C) any Effect resulting from changes in general economic or capital market conditions or that affect the principal industries in which the Company operates (which changes do not disproportionately affect the Company), (D) any Effect resulting from acts of terrorism or war (which acts do not disproportionately affect the Company), (E) any Effect resulting from a change in the Company's stock price or the trading volume in such stock, provided, however, that this clause (E) shall not exclude any underlying Material Adverse Effect which may have caused such change in stock price or trading volume, (F) any Effect resulting from a failure to meet securities analysts' published revenue or earnings predictions for the Company for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, provided, however, that this clause (F) shall not exclude the Company's revenues or earnings themselves or any Effect which may have affected the Company's revenues or earnings, (G) the initiation of any litigation by any stockholder of the Company relating to this Agreement or the Merger, (H) any change in the Company's cash position since May 7, 2008, and (I) any failure or prospective failure of the Company to achieve financial projections for the Company prepared by either the Company's management or Parent's management."

          (b)   The definition of "Support Agreements" is hereby deleted in its entirety.

        27.    Amendment to Section 8.4.    Section 8.4 of the Agreement is hereby amended by deleting the phrases "Parent Stockholder Approval Section 4.3.3", "Parent Stockholders' Meeting Section 5.5.2" and "Share Issuance Section 4.3.1" in their entirety.

        28.    Remaining Provisions.    Except as expressly modified by this Amendment, the Agreement is in all respects ratified and confirmed an all terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment of any other term or condition of the Agreement or any of the documents referred to therein.

        29.    Effect of Amendment.    This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, (a) any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby and (b) any reference to the phrases "the date hereof" or "the date of this Agreement" shall be references to May 7, 2008. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

        30.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles.

        31.    Severability.    If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        32.    Headings.    The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        33.    Counterparts.    This Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.

        [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

DG FastChannel, Inc.
By:	/s/ SCOTT K. GINSBURG
Name:	Scott K. Ginsburg
Title:	Chief Executive Officer
DG Acquisition Corp. VI.
By:	/s/ SCOTT K. GINSBURG
Name:	Scott K. Ginsburg
Title:	President
ENLIVEN MARKETING TECHNOLOGIES CORPORATION
By:	/s/ PATRICK VOGT
Name:	Patrick Vogt
Title:	Chief Executive Officer

QuickLinks

  Exhibit 99.1